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                                                                      EXHIBIT 21
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                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)


Samsonite Europe N.V.                              Belgium
     Samsonite S.A.                                France
     Samsonite Limited                             United Kingdom
     Samsonite B.V.                                Netherlands
     Samsonite Ges.m.b.H.                          Austria
     Samsonite GmbH                                Germany
     Samsonite-Hungaria Luggage Ltd.               Hungary
     Samsonite Finanziaria S.r.l.                  Italy
           Samsonite Italia S.r.l.                 Italy
              Saturn & Saturn S.r.l.               Italy
                  Bogey S.r.l.                     Italy
     Samsonite Espana S.A.                         Spain
     Samsonite AB (Aktiebolag)                     Sweden
     Samsonite A/S                                 Denmark
     Samsonite AG                                  Switzerland


Samsonite Mexico, S.A. de C.V.                     Mexico
Samsonite Comercio E Participacoes Ltda.           Brazil
     Samsonite Industrial E Comercial Ltda.        Brazil
Samsonite Canada Inc.                              Canada
Samson S.A. de C.V.                                Mexico
Samsonite Mauritius Limited                        Mauritius
     Samsonite India Private Limited               India
Samsonite Singapore Pte Ltd                        Singapore
Samsonite Asia Services Limited                    Hong Kong



A.T. Retail, Inc.                                  Indiana
Samsonite Outlet Stores, Inc.                      Colorado
Samsonite Pacific Ltd.                             Colorado
Direct Marketing Ventures, Inc.                    Colorado
Legacy Luggage Inc.                                Colorado
Samsonite Service Corporation                      Colorado
Samsonite Financial Co.                            Delaware
Samsonite Realty Inc.                              Delaware
Global Licensing Company                           Colorado
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Astrum R.E. Corp.                                  Delaware
Astrum Food Specialties Company, Inc.              Delaware
Astrum Management Corp.                            Delaware
Astrum Service Corp.                               Delaware
KBBL Inc.                                          Delaware
LA 30, Inc.                                        Delaware
     Sandino Telecasters, Inc.                     Delaware


McGregor Corporation                               New York
     Five Hundred Fashion International, Inc.      Delaware
               FHF Apparel Corp.                   Delaware
     Hortex Incorporated                           Texas
               BTK Sales Co.                       Texas
     Gilead Manufacturing Corporation              Rhode Island
     Jody Apparel, Inc.                            New York
     WMI, Inc.                                     Delaware
     Wonderknit Corporation                        New York
     McGregor China Corp.                          Delaware
     Bernhard Altmann (CA) Ltd.                    Canada